                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                  May 20, 2002
                Date of Report (Date of earliest event reported)


                         TELETOUCH COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      001-13436              75-2556090
 (State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                  110 N. College, Suite 200, Tyler, Texas 75702
              (Address of principal executive offices and zip code)


                                 (903) 595-8889
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed from last report)

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Item 1.  Change in Control of Registrant.

     On May 20, 2002, TLL Partners, LLC, a Delaware limited liability company ("TLL Partners") controlled by Robert M. McMurrey, the founder and Chairman of the Board of Teletouch Communications, Inc. (the "Company" or "Teletouch") exercised an option it had previously purchased (the "Option") pursuant to an Option and Securities Purchase Agreement (the "Purchase Agreement") from a group of investors led by Continental Illinois Venture Corporation, a Delaware corporation (the "CIVC Investors"). The source of the consideration paid by TLL Partners to the CIVC Investors was funds contributed to TLL Partners' capital by its parent, Progressive Concepts Communications, Inc., a Delaware corporation ("PCCI"). A majority of the voting securities of PCCI are owned by Mr. McMurrey. The exercise of the Option resulted in the acquisition by TLL Partners of outstanding securities of Teletouch Communications, Inc. ("Teletouch" or the "Company") from the CIVC Investors, which securities (the "Option Securities") may be deemed to represent a controlling beneficial ownership interest in Teletouch. However, management is of the view that there has not been a change in control because the exercise of the Option increased and consolidated the beneficial interest of the Company's founder and Chairman in the voting securities of the Company.

     Previously, on August 24, 2001 TLL Partners paid $50,000 to the CIVC Investors in consideration for the Option, which provided TLL Partners the right to acquire the Option Securities for an aggregate purchase and exercise price of $800,000. An additional $50,000 was paid to the CIVC Investors to extend the option exercise date from November 24, 2001 to May 24, 2002. The $800,000 Option exercise price included a credit for $100,000 paid for the purchase of the Option and for the extension of the term of the Option. The Option Securities include:

                                                                                      Amount           Fully
Securities outstanding, currently exercisable or convertible:                        acquired         diluted
-------------------------------------------------------------                        --------         -------
    Common Stock                                                                        295,649        295,649
    Series B Preferred Stock (1)                                                         36,019        216,114
    Warrants to purchase Common Stock                                                 2,660,840      2,660,840
    Warrants to purchase Series B Preferred Stock (1)                                   324,173      1,945,038
Securities not currently convertible:
------------------------------------
    Series A Preferred Stock (2)                                                         13,200         n/a
    Junior 14% Subordinated Promissory Notes (3)                                    $13,200,000         n/a
                                                                                                     ---------
Total (4)                                                                                            5,117,641
      ---                                                                                            =========

_______
(1) Each share of Series B Preferred Stock is convertible into 6 shares of Teletouch common stock.
(2) Shares of Series A Preferred Stock are convertible into common stock at any time after August 3, 2003. Each share of Series A Preferred Stock has a stated value of $1,000. To determine the number of shares of Teletouch common stock issuable upon conversion of a share of Series A Preferred Stock, the sum of the stated value and all accrued but unpaid dividends for such share is divided by the conversion price. The conversion price is the lesser of (a) $5.25 or (b) the market price of Teletouch common stock at the date of the conversion. As of close of business on May 24, 2002, the market price of Teletouch common stock was $0.45.
(3) The 14% Junior Subordinated Promissory Notes are not convertible into equity.

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(4)  Includes shares of Teletouch common stock issuable upon the exercise of the
     Warrants to purchase Common Stock, the Warrants to purchase Series B Preferred Stock, and the conversion of the Series B Preferred Stock. Does not include shares of Teletouch common stock issuable upon conversion of the Series A Preferred Stock, which are not convertible into shares of Teletouch common stock until August 3, 2003.

     In the event that all currently exercisable or convertible Option Securities were exercised or converted into common stock, TLL Partners would hold 5,117,641 shares of Teletouch common stock, or approximately 51.6% of the then-outstanding common stock of Teletouch. The cost to TLL Partners of exercising or converting such portions of the Option Securities into common stock would be approximately $69,000. TLL Partners is a wholly-owned subsidiary of PCCI. PCCI was formed as the holding company for Progressive Concepts, Inc., a Texas corporation ("PCI"), which is its wholly-owned subsidiary. PCCI is controlled by Robert M. McMurrey by virtue of his being the majority stockholder thereof. Mr. McMurrey is also the Chairman of Teletouch. The foregoing information does not reflect the shares of common stock beneficially owned by Mr. McMurrey directly or through entities other than PCCI and TLL Partners.

     In a separate transaction relating to Teletouch's junior debt, TLL Partners and GM Holdings, L.L.C. ("GM") agreed that, subject to compliance with the rules and regulations of the American Stock Exchange and to shareholder approval (which can not be assured): (1) TLL would surrender to Teletouch all shares of the Company's Series A Preferred Stock ("Series A Shares") and Series B Preferred Stock ("Series B Shares") and warrants to purchase Series B Shares that it holds, (2) TLL Partners would retain all common stock and warrants to purchase common stock that it holds, (3) TLL Partners would receive shares of a new non-voting Series C Preferred Stock ("Series C Preferred Stock"), (4) GM would retain 1,800 shares of the Company's convertible Series A Shares it currently holds, (5) GM would surrender to Teletouch all Series B Shares it currently holds and the Series A Shares held by GM would be sold to TLL Partners. A more detailed description of the provisions of the GM and TLL Partners transaction is provided hereinbelow. See "Junior Debt; Termination Agreement".

     To the best of Teletouch's knowledge and belief, as a result of the exercise of the Option, the CIVC Investors do not own a material amount of Teletouch's equity securities.

     The foregoing is a brief description of the terms of the Purchase Agreement and by its nature is incomplete. It is qualified in its entirety by the text of that Agreement, a copy of which is included herewith as an Exhibit to this Current Report. All readers of this Current Report are encouraged to read the entire text of the Purchase Agreement.

Item 5.  Other Events

Debt Reorganization

     On May 20, 2002, pursuant to agreements executed on May 17, 2002, Teletouch reorganized its debt, retiring approximately $57,300,000 in outstanding principal and $2,700,000 in accrued interest in senior debt owed by Teletouch under its 1996 financing arrangements to a syndicate of commercial lenders, by paying those lenders an aggregate cash amount of $9,800,000 and delivering a Promissory Note in the principal amount of $2,750,000 to one of the

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lenders (the "Debt Reorganization"). The Debt Reorganization was effected by the
Second Amended and Restated Credit Agreement (the "Amended Credit Agreement") dated as of May 17, 2002 by and among Teletouch and ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust) ("Pilgrim"), as administrative agent for the lender, which amended and restated the 1996 Credit Agreement (the "Credit Agreement") by and among Teletouch, the subsidiary corporation of Teletouch as Guarantor, JPMorgan Chase Bank (successor to The Chase Manhattan Bank) ("Chase"), as administrative agent for Chase, Finova Capital Corporation ("Finova"), Van Kampen American Capital Prime Rate Income Trust ("Van Kampen,") and ING Prime Rate Trust (which, taken along with Chase, Finova and Van Kampen, are referred to herein as the "Lenders") and certain other agreements referenced hereinbelow and attached hereto as exhibits; and resulted in the reduction of the aggregate principal debt under the debt facility to $2,750,000.

     Prior to the Debt Reorganization, the Company was in default of its payment obligations, as well as under various financial covenants, under the Credit Agreement and the Lenders had refused to waive the events of default or to renegotiate the Credit Agreement.

     The reorganized debt outstanding under the Amended Credit Agreement is secured by assets of Teletouch and its subsidiaries including certain real property owned by Teletouch in Tyler, Texas, all of the capital stock of Teletouch Licenses, Inc. ("TLI", a wholly-owned subsidiary of Teletouch), all of Teletouch's and TLI's respective rights in the License Management Agreement between Teletouch and TLI and certain other collateral set forth in the Amended Credit Agreement, but excluding the collateral securing the First Community Financial Corporation debt facility described below. See "Agreements with First Community Financial Corporation". The Amended Credit Agreement requires that the $2,750,000 in principal due under the new loan, and evidenced by the Subordinated Loan Note, be repaid in equal monthly installments of $87,449.26 commencing June 1, 2002 with interest accruing at an annual rate of nine percent. The Amended Credit Agreement contains a number of prohibitions and limitations of Teletouch's activities, including a prohibition for the payment of dividends by Teletouch. Failure to comply with the terms of the Amended Credit Agreement will result in an event of default which in turn will allow Pilgrim to terminate the commitment and to declare the borrowings to be due and payable.

     Pursuant to that certain Termination Agreement by and among Teletouch, CIVC, CIVC Partners and certain investors and other shareholders dated May 17, 2002, and that certain Loan Modification Agreement (the "Loan Modification Agreement") by and between Teletouch, TLI and the Lenders dated May 17, 2002, the principal amount of the borrowings owed to the Lenders by Teletouch under the Credit Agreement was reduced from approximately $70,000,000 to $2,750,000. As consideration for the Debt Reorganization that amended the bank debt, Teletouch (a) paid cash in the aggregate amount of $9,800,000 to the Lenders;
(b) executed and delivered a Promissory Note (the "Pilgrim Note") in the principal amount of $2,750,000 and ancillary agreements and documents to Pilgrim and, (c) paid certain expenses of the Lenders aggregating $246,404 and the balance of the institutional debt was forgiven. See the further discussion set forth in "Agreements with Pilgrim" below.

     In order to complete the transaction, Teletouch entered into new or amended credit agreements with First Community Financial Corporation, ING PRIME RATE TRUST, and TLL Partners, L.L.C. aggregating $7.2 million. Proceeds from these facilities combined with working capital from the Company were used to fund the settlement. A detailed description of the provisions of the FCFC agreements is provided herein below. See "Agreements with First Community Financial Corporation".

Agreements with First Community Financial Corporation

         Concurrent with the execution of the Loan Modification Agreement, Teletouch executed two promissory notes in favor of FCFC, (a) a $2,000,000 Multiple Advance Promissory Note ("MAP Note") and (b) a Term Promissory Note in the initial principal amount of $250,000 ("Term Note", and together with the MAP Note, the "Credit Facility"). Both notes are secured by an Accounts Receivable Security Agreement (the "FCFC Security Agreement"), which, in conjunction with certain intercreditor agreements (discussed below), gives FCFC a superior priority security interest in all accounts receivable and certain other assets of the Company. FCFC is an unrelated third party with no prior relationships with the Company or its affiliates.

         The MAP Note provides for a revolving line of credit of up to a maximum amount of $2,000,000. The MAP Note bears interest at a floating rate of 5.25% above the prime rate of Bank One Arizona, Phoenix, Arizona, but in no case less than an annual rate of 10%, which is payable on the first day of each month on which there is an outstanding indebtedness under the MAP Note. In addition, Teletouch must make a minimum interest payment of $5,000 each month. The MAP Note matures upon the termination of the FCFC Security Agreement (which provides for an initial term of two years from date of execution and subsequent one-year renewal terms). In consideration for establishing the line of credit, Teletouch paid to FCFC a commitment and funding fee of 1.5% of the line of credit amount (equaling $30,000) on the date of execution of the MAP Note and, in the event that the term of the MAP Note is extended, will pay an additional 0.5% (or $10,000) of the line of credit amount on each anniversary of any MAP Note extensions.

         The Term Note requires principal payments in the amount of $5,000 to be made to FCFC in 50 consecutive weekly installments, with interest to be paid monthly on the principal amount then outstanding. The Term Note bears the same interest rate terms as the MAP Note, and is also secured by the FCFC Security Agreement. Teletouch paid FCFC a funding and commitment fee of $2,500 upon execution of the Term Note.

         The FCFC Security Agreement secures the amounts advanced under both the MAP Note and the Term Note. It creates a senior priority interest in substantially all of the assets of the Company, tangible and intangible (the "FCFC Collateral") including, but not limited to, all personal property, equipment, inventory, accounts, rights to the payment of money, insurance claims and proceeds, securities and other investment property (excluding the corporate stock of TLI), deposit accounts, intellectual property, computer programs, computer software, customer lists, all licenses, permits, agreements of any kind or nature pursuant to which the Company operates or has authority to operate, (excluding licenses issued by the Federal Communications Commission) and the Company's financial books and records, but excluding certain real property located in Tyler, Texas.

         The term of the FCFC Security Agreement is for two years from the date of its execution, with provision for additional one-year renewal terms. Borrowings under the MAP Note are limited to amounts which, together with amounts previously borrowed, do not exceed a

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borrowing base which is defined as 75% of the Company's eligible commercial accounts and 50% of the Company's eligible reseller accounts, with certain adjustments. No advances will be made by FCFC if an event of default (as that term is defined) has occurred and continues uncured.

         FCFC and Teletouch executed Intercreditor Agreements with each of TLL Partners and Pilgrim (each a "Junior Creditor"), whereby the Junior Creditors agreed that the FCFC security interests evidenced under the FCFC Security Agreement would take precedence over the security interests perfected by each of the Junior Creditors in other agreements they have with Teletouch, and with respect to collateral that is not subject to Pilgrim's security interests. See "Agreements with Pilgrim".

         In addition to the funding and commitment fees previously described, in the event that the amount under the Credit Facility is increased, an additional fee of 1.0% of the additional commitment amount will be paid to FCFC. The FCFC Security Agreement contains customary terms relating to FCFC's rights to receive periodic reports of the financial condition of the Company, its debtors, and the FCFC Collateral, inspect the FCFC Collateral, file financing statements, continuation statements, security agreements, mortgages, and like documents, verify company accounts by mail, telephone or otherwise, etc., and the enforcement of security interests. FCFC is entitled to receive a quarterly field examination fee of $1,000 plus travel expenses in order to conduct field audits.

Agreements with Pilgrim

         On May 20, 2002, pursuant to the Loan Modification Agreement dated May 17, 2002, Teletouch paid to Pilgrim the discounted cash sum of $612,500 and executed and delivered the Pilgrim Note in the principal amount of $2,750,000 as payment in full of the indebtedness to Pilgrim, said note evidencing an agreed upon reduction in the unpaid balance of the loan originally made by Pilgrim under the 1996 Credit Agreement. The new note is secured by a new deed of trust, an assignment of rents and leases, a security agreement securing all of the capital stock of TLI, and a fixture filing on certain real property in Tyler, Texas.

         Pursuant to the provisions of the Amended Credit Agreement, the Pilgrim Note bears interest at the rate of nine percent per annum prior to maturity for so long as there is no uncured Event of Default (as defined therein), and requires payment commencing on June 1, 2002 of 36 equal monthly payments of principal and interest, each in the amount of $87,449.26; provided, however, that if not sooner paid, all outstanding principal and interest and other amounts required to be paid thereunder or under any of the Loan Documents (as defined therein) but remaining unpaid shall be due and payable on the first to occur (the "Maturity Date") of May 31, 2005 or, at the option of Pilgrim, the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, or at any time after maturity or acceleration, interest shall accrue on the amount of the indebtedness at a rate of eighteen percent per annum or the highest rate then permitted by applicable law.

         The Loan Modification Agreement also provides that all existing Collateral presently securing repayment under the Credit Agreement shall be released from the lien of the Security Documents (as defined in the Loan Modification Agreement) and the lien of the Security Documents shall be extended to secure the repayment of the Pilgrim Note in accordance with the provisions of the Amended Credit Agreement. All related ancillary and collateral agreements, including promissory notes, security agreements and liens under the existing Credit Agreement were assigned by Chase to Pilgrim. Specifically, the security interests in the existing security agreements and in the existing collateral which represent all of the ownership interests in TLI are not being released. The Loan Modification Agreement contains customary release and indemnification clauses.

         In addition, Teletouch must make certain mandatory pre-payments to Pilgrim as follows:

                   (a) Excess Cash Flow. No later than ninety calendar days
                       ----------------
after the end of each of the Company's fiscal years (commencing with the fiscal year ending on May 31, 2003), the Company shall make a payment against the Pilgrim Note in an amount equal to the excess of (i) fifty percent of Excess Cash Flow (as defined in the Amended Credit Agreement) for such fiscal year over
(ii) the aggregate amount of whatever voluntary prepayments may have been made during such fiscal year. Such payments shall be applied against the regularly scheduled payment installments in inverse order of maturity.

                   (b) Casualty Events. No later than ninety calendar days
                       ---------------
following the Company's receipt of any insurance proceeds, condemnation awards or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by any such Casualty Event), the Company shall make a prepayment against the Loan in an amount equal to one hundred percent of the Net Available Proceeds of such Casualty Event, to be applied against the regularly scheduled payment installments in inverse order of maturity.

                   (c) Debt and Equity Issuances. No later than the date on
                       -------------------------
which the Net Available Proceeds of any Debt or Equity Issuance (the "Current Issuance"), when aggregated with the Net Available Proceeds from all prior Debt or Equity Issuances as to which a prepayment has not yet been made, shall equal or exceed $50,000, the Company shall make a prepayment against the Loan in an amount equal to one hundred percent of the Net Available Proceeds of the Current Issuance and from all such prior Debt and Equity Issuances, such prepayment and reduction to be applied against the regularly scheduled payment installments in inverse order of maturity.

                   (d) Sale of Assets. Without limiting the obligation of the
                       --------------
Company to obtain the consent of the Lenders to any Disposition not otherwise permitted thereunder, the Company agreed that, on or prior to the occurrence of any Disposition (the "Current Disposition"), it shall deliver to the Administrative Agent a statement certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition and the portion thereof that will on the date of the Current Disposition be received in cash. To the extent that the Net Available Proceeds of the Current Disposition, and of all prior Dispositions as to which a prepayment has not yet been made, shall exceed $50,000, the Company shall make prepayments against the Loan as follows:

                       (i) upon the date of the Current Disposition, a payment in an amount equal to the sum of one hundred percent of the Net Available Proceeds of the Current Disposition received in cash on the date of the Current Disposition, together with one hundred percent of the Net Available Proceeds from all prior Dispositions; and

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                        (ii) thereafter, quarterly, on the earlier of (A) the
dates of and together with delivery by the Company to the Administrative Agent the financial statements for each quarterly fiscal period or (B) sixty days after the end of such quarterly fiscal period, to the extent the Company or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to one hundred percent of the aggregate amount of such Net Available Proceeds; provided, however, that if prior to the date upon which the
                    --------  -------
Company would otherwise be required to make a prepayment under this clause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds received in cash shall be an amount that will require a prepayment of $50,000 or more under this clause (ii) with respect to such quarterly fiscal period, then the Company shall within two Business Days make a prepayment under this clause (ii) in an amount equal to such required prepayment. Each such mandatory prepayment made pursuant to the provisions of the Loan Modification Agreement shall be applied against the regularly scheduled payment installments in inverse order of maturity.

         Pursuant to the Partial Payoff and Agent Replacement and Assignment and Assumption Agreement (the "Payoff and Agency Agreement") dated May 17, 2002, by and among Teletouch, the Lenders and Pilgrim, the Lenders agreed to appoint Pilgrim as their administrative agent under the Amended Credit Agreement and the other existing loan documents as well as under the new security documents. In exchange for their agreement, each of the Lenders would be paid an agreed amount by Teletouch in full and complete satisfaction of any and all amounts owed to them by Teletouch (the "Settlement Amounts"). Pilgrim also consented to the Lenders receiving such agreed Settlement Amounts without sharing therein. See "Debt Reorganization" above. Pilgrim received a $50,000 fee for its agreement to the terms of the Payoff and Agency Agreement and also agreed to restructure the remaining balance of its outstanding loans to Teletouch into a new loan having a remaining balance of $2,750,000. The effect of the Payoff and Agency Agreement would be that each of the Lenders would be paid-off and the sole remaining lender would be Pilgrim.

         The foregoing is a brief description of the terms of the various agreements described herein and by its nature is incomplete. It is qualified in the entirety by the text of the respective agreements, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

         Settlement of Junior Debt; Termination Agreement

         As briefly set forth above in Item 1, "Change in Control of Registrant," the two holders of the Company's junior subordinated debt (the "Junior Debt"), GM and TLL Partners, have reached agreement concerning the Junior Debt held by each of GM and TLL Partners as follows:

         Pursuant to the Restructuring Agreement (the "Restructuring Agreement") dated as of May 17, 2002, by and among TLL Partners, GM and Teletouch (the "Restructuring Parties"), (1) TLL Partners agreed to extend a five-year loan of an aggregate principal amount of $2,200,000 to Teletouch which would be subordinate to Pilgrim's interests; (2) GM agreed to cancel and deliver its Junior Debt to Teletouch, fully and freely releasing and discharging Teletouch of its

                                       7

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obligations thereunder without recourse; (3) TLL Partners agreed to cancel and deliver to Teletouch the Junior Debt it acquired from CIVC, fully and freely releasing and discharging Teletouch of its obligations thereunder without recourse; (4) subject to shareholder approval and satisfaction of applicable American Stock Exchange Rules, Teletouch agreed to issue stock purchase warrants, at a price per share of $0.01, to purchase 6,000,000 shares of Teletouch common stock to GM, exercisable commencing three years following the date of issue and terminating eight years following the date of issue, and (5) TLL Partners agreed to enter into and to cause each of Rainbow Resources, Inc., Robert M. McMurrey and J. Kernan Crotty to enter into a Principal Stockholders Agreement.

         Each of the Restructuring Parties agreed that no dividends would accrue, be declared or made on the Series A Shares or the Series B Shares. GM also granted TLL Partners, at no cost, an option to purchase all Series A Preferred Stock and all Series B Preferred Stock held by GM (the "GM Securities") for $74,000 aggregate consideration. As an inducement for entering into the Restructuring Agreement, TLL Partners paid $59,000 to GM upon its execution. In addition, Teletouch and TLL Partners agreed that, subject to shareholder approval and satisfaction of applicable American Stock Exchange Rules, TLL Partners would sell Teletouch the GM Securities in exchange for consideration of 1,000,000 shares of Teletouch's Series C Preferred Stock.

         As provided under the Company's proposed Restated Certificate of Incorporation (the "Certificate of Incorporation"), the adoption and filing of which will be subject to shareholder approval and satisfaction of applicable American Stock Exchange Rules, 1,000,000 shares of the Company's 5,000,000 authorized preferred shares shall be designated as Series C Preferred Stock, par value $0.001 per share. The material terms of the Series C Preferred Stock would be as follows: after all amounts due under the Amended Credit Agreement have been paid, then (1) dividends may be paid on a pro rata basis; (2) assets may be distributed upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (3) holders may convert all, but not less than all, of their Series C Preferred Stock into shares of Common Stock after May 20, 2005, subject to the following terms and conditions. The Series C Preferred Stock will be convertible into a number of shares of Common Stock computed by dividing (1) the product of (A) the number of shares of Series C Preferred Stock to be converted and (B) 22, by (2) the conversion price in effect at the time of conversion. The conversion price for delivery of Common Stock shall initially be $0.50, which price shall be adjusted in certain circumstances. The Series C Preferred Stock would be non-voting, but the holders thereof would be entitled to notice of all stockholders meetings; provided, however, that the consent of at least a majority of the Series C Preferred Stock (calculated on an "as converted" basis) would be required to effect any amendment (a) to voting powers, preferences or rights of the holders of Series C Preferred Stock or (b) to the Certificate of Incorporation authorizing, creating or increasing the amount of any shares of any class or series prior or equal to the Series C Preferred Stock for payment of dividends or (c) any merger or consolidation unless the surviving entity shall have no class or series of shares or securities authorized or outstanding ranking prior to the Series C Preferred Stock.

         Upon consummation of the Restructuring Agreement, which the Restructuring Parties intend as a single tax-free reorganization under Section 368(a) of the IRS Code, Teletouch agreed to take appropriate action to promptly convene a stockholders' meeting not later than August 31, 2002 and to prepare and file a preliminary proxy statement no later than June 14,

                                        8

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2002. The stockholders' meeting would be convened for the purpose, inter alia, of authorizing the issuance of warrants to purchase 6,000,000 shares of Common Stock to GM and the issuance of 1,000,000 shares of Series C Preferred Stock to TLL Partners in exchange for the GM Securities. If the stockholders do not approve the above-disclosed issuances of warrants to purchase Common Stock and shares of Class C Preferred Stock, GM and TLL will not have any recourse against the Company.

         As additional consideration for GM entering into the Restructuring Agreement, TLL Partners and GM agreed to enter into a Co-Sale Agreement ("Co-Sale Agreement") whereby GM would have the right of co-sale each time TLL Partners proposed to sell, transfer or dispose of any portion of its holdings of Teletouch securities (the "Subject Shares"). Under the Co-Sale Agreement, TLL Partners would be obligated to give GM notice of its bona fide intent to transfer any or all of the Subject Shares, the name of the transferee and the cash price or consideration per Subject Share. GM would have the right to participate in the proposed transfer on the same terms as TLL Partners and to transfer any or all Teletouch securities held by it, but be responsible for its pro rata share of fees and expenses. GM would also have a put option whereby, in the event TLL Partners effected a transfer not in accordance with the provisions of the Co-Sale Agreement (a "Prohibited Transfer"), GM would have the right to sell to TLL Partners the type and number of shares equal to the number of shares GM would otherwise have been entitled to sell had the transaction not been a Prohibited Transfer. There is no provision, in the event of a sale, transfer or disposition by GM for similar rights to be granted to TLL Partners. The right of co-sale shall not apply to (1) any transfers pursuant to a reorganization or merger of Teletouch or a sale of substantially all of Teletouch's assets in which GM and TLL Partners would own less than an aggregated 5% of the voting securities of the surviving entity or (2) winding up and dissolution of Teletouch. Subject Shares held by TLL Partners shall bear a restrictive legend and are subject to stop transfer instructions of Teletouch.

         In addition, Teletouch, CIVC, CIVC Partners, GM and certain Teletouch stockholders (the "Stockholders") entered into a Termination Agreement whereby Teletouch, CIVC, CIVC Partners, GM and the Stockholders released each other from liability connected with the following investment agreements: (1) the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement dated as of August 3, 1995; (2) the Stockholders Agreement dated as of August 3, 1995; (3) the Registration Agreement dated as of August 3, 1995; (4) the Warrant Agreement dated as of August 3, 1995 and (5) the Option and Securities Purchase Agreement dated August 24, 2001.

         The foregoing is a brief description of the terms of the various agreements described herein and by its nature is incomplete. It is qualified in the entirety by the text of the respective agreements, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of business acquired.   n/a

         (b)      Pro forma financial information.   n/a

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

          (c)  Exhibits.

          2.1 Option and Securities Purchase Agreement dated as of August 24, 2001 by and among TLL Partners, L.L.C., a Delaware Limited liability company, CIVC Partners I, and Continental Illinois Venture Corporation, filed as Exhibit 99.2 to Schedule 13G filed on September 4, 2001 by TLL Partners, L.L.C. and others and incorporated herein by reference.

          2.2 Form of Stock Purchase Warrant in favor of GM Holdings, LLC, dated May 17, 2002, filed herewith.

          2.3 Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on May 17, 2002, filed herewith

          2.4 Form of Restated Certificate of Incorporation of the Company, filed herewith.

          2.5 Investor Rights Agreement dated May 17, 2002 by and among the Company, TLL Partners and GM Holdings, filed herewith

          2.6 Principal Stockholders Agreement dated May 17, 2002 by and among TLL Partners, GM Holdings, Rainbow Resources, Inc., Robert M. McMurrey and J. Kernan Crotty, filed herewith.

          2.7 Mutual Release dated May 3, 2002 by and among Continental Illinois Venture Corporation, CIVC Partners I, TLL Partners, the Company, Marcus D. Wedner, Thomas E. Van Pelt, Jr. and Christopher J. Perry, filed herewith.

          4.1 Form of Multiple Advance Promissory Note dated May 17, 2002, made by the Company in favor of FCFC in the maximum principal amount of $2,000,000, filed herewith.

          4.2 Form of Term Promissory Note dated May 17, 2002, made by the Company in favor of FCFC in the principal amount of $250,000, filed herewith.

          4.3 Form of Subordinated Promissory Note dated May 17, 2002, made by the Company in favor of TLL Partners in the principal amount of $2,200,000, filed herewith.

          4.4 Form of Amended and Restated Promissory Note dated May 17, 2002 made by Teletouch in favor of ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust) in the principal amount of $2,750,000, filed herewith.

         10.1 Second Amended and Restated Credit Agreement dated as of May 17, 2002 by and among the Company and ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust), filed herewith.

         10.2 Loan Modification Agreement dated as of May 17, 2002 by and among the Company, Teletouch Licenses, Inc. and ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust), filed herewith.

         10.3 Restructuring Agreement dated as of May 17, 2002 by and among the Company, TLL Partners and GM Holdings, filed herewith.

         10.4 Partial Payoff, Agent Replacement and Assignment and Assumption Agreement dated May 17, 2002 by and among the Company, JPMorgan Chase Bank (as successor in interest to The Chase Manhattan
               Bank), certain Lenders and ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust), filed herewith.

         10.5 Accounts Receivable Security Agreement dated May 17, 2002 by and between Teletouch and FCFC, filed herewith.

         10.6 Intercreditor Agreement dated May 17, 2002 by and between the Company, Teletouch, FCFC and TLL Partners, filed herewith.

         10.7 Intercreditor Agreement dated May 17, 2002 by and between the Company, FCFC and ING Prime Rate Trust (formerly known as Pilgrim America Prime Rate Trust), filed herewith.

         10.8 Amended and Restated Operating Agreement dated as of May 17, 2002 by and between the Company and Teletouch Licenses, Inc., filed herewith.

         10.9 Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated May 17, 2002 by and among the Company, David
               M. Ratchford, as Trustee, and ING Prime Rate Trust (formerly Pilgrim America Prime Rate Trust), asBeneficiary, filed herewith.

         10.10 Subordination Agreement dated as of May 17, 2002 by and among TLL Partners and ING Prime Rate Trust (formerly Pilgrim America Prime Rate Trust), filed herewith.

         10.11 Pledge and Security Agreement dated May 17, 2002 by and among the Company, Teletouch Licenses, Inc. and ING Prime Rate Trust (formerly Pilgrim America Prime Rate Trust), filed herewith.

         10.12 Co-Sale Agreement dated as of May 17, 2002 by and between TLL Partners and GM Holdings, filed herewith.

         10.13 Termination Agreement dated May 17, 2002 by and among the Company, Continental Illinois Venture Corporation, CIVC Partners I, and certain other Investors and Other
               Stockholders, filed herewith.

         21.1  Subsidiaries of Teletouch Communications, Inc., filed herewith.


                          [THE SIGNATURE PAGE FOLLOWS]

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

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TELETOUCH COMMUNICATIONS, INC.


Date:     June 3, 2002                           By: /s/ J. Kernan Crotty
                                                    ---------------------------
                                                     J. Kernan Crotty, President

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